Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING

FIRM
We

consent to

the incorporation

by reference

in Registration

Statement Nos.

333-268414, 333-208324,

333-126958, 333-140042
and 333-170395

on Form

S-8 and

in Registration

Statement Nos.

333-211968

and 333-267371

on Form

S-3 of

our reports

dated
September

11,

2024,

relating

to

the

financial

statements

of

Lesaka

Technologies,

Inc.

and

the

effectiveness

of

Lesaka
Technologies,

Inc.’s

internal control

over financial

reporting appearing

in this

Annual Report

on Form

10-K

for

the year

ended
June 30, 2024.
/s/ KPMG
KPMG
Registered Auditor
Johannesburg, South Africa
September 11, 2024